                                                                      EX-99.p.22

                              GOLDMAN, SACHS & CO.
                      GOLDMAN SACHS ASSET MANAGEMENT, L.P.
                  GOLDMAN SACHS ASSET MANAGEMENT INTERNATIONAL
                    GOLDMAN SACHS HEDGE FUND STRATEGIES LLC
                         GS INVESTMENT STRATEGIES, LLC

                                 CODE OF ETHICS

                                                      Effective January 23, 1991
                                                   (as revised January 23, 2007)

I.   DEFINITIONS

     A.   "Access Person" with respect to Goldman,  Sachs & Co. ("GS&Co."),  the principal  underwriter of any Investment  Company (as defined  below), means any  director,  officer or general  partner who, in the ordinary course of  business,  makes,  participates  in or obtains  information regarding the purchase or sale of Covered Securities by any Investment
          Company  or whose  functions  or  duties  in the  ordinary  course  of business relate to the making of any  recommendation to the Investment
          Company regarding the purchase or sale of Covered Securities.

          "Access Person" with respect to Goldman Sachs Asset  Management,  L.P.
          ("GSAM"),  Goldman  Sachs Asset  Management  International  ("GSAMI"),
          Goldman  Sachs Hedge Fund  Strategies  LLC  ("HFS") and GS  Investment
          Strategies,  LLC ("GSIS")  means any of their  Supervised  Persons (as defined  below)  who:  (1) has  access to (a)  non-public  information regarding  any  client's  purchase  or  sale  of  securities,  or  (b)
          non-public   information  regarding  the  portfolio  holdings  of  any
          Reportable  Fund (as  defined  below)  or (2) is  involved  in  making securities  recommendations  to  clients  or who  has  access  to such recommendations  that are non-public.  For these  purposes,  all GSAM,
          GSAMI, HFS and GSIS directors, officers and partners are considered to be Access Persons. In addition, "Access Person" means (1) any employee of GSAM,  GSAMI,  HFS or GSIS  (and  any  director,  officer,  general partner or employee of any company in a control  relationship to GSAM,
          GSAMI,  HFS or  GSIS)  who,  in  connection  with  his or her  regular functions or duties,  makes,  participates  in or obtains  information regarding the purchase or sale of a Covered  Security by an Investment
          Company,   or  whose   functions   relate   to  the   making   of  any
          recommendations  with respect to such purchases or sales;  and (2) any natural  person in a control  relationship  to the Adviser who obtains information  concerning  the  recommendations  made  to an  Investment
          Company with regard to the  purchase or sale of a Covered  Security by an Investment Company.

     B.   "Adviser" means each of GSAM,  GSAMI,  HFS and GSIS and, so long as it serves as principal underwriter to any Investment Company, the Goldman
          Sachs Asset Management unit of GS&Co.

     C.   "Automatic  Investment Plan" means a program in which regular periodic
          purchases  or  withdrawals  are  made   automatically   in  (or  from)
          investment  accounts in accordance with a  predetermined  schedule and
          allocation.   An  Automatic   Investment   Plan  includes  a  dividend
          reinvestment plan.

     D.   "Beneficial  Ownership" of a security shall be interpreted in the same manner as it would be under  Rule  16a-1 (a) (2) under the  Securities
          Exchange Act of 1934, as amended (the  "Securities  Exchange Act"), in determining whether a person is the beneficial owner of a security for purposes  of  Section  16 of  the  Exchange  Act  and  the  rules  and regulations promulgated thereunder.

     E.   "Board  of  Trustees"  means  the  board  of  trustees,  directors  or
          managers,     including    a    majority    of    the    disinterested
          trustees/directors/managers,  of any  Investment  Company for which an
          Adviser  serves as an  investment  adviser,  sub-adviser  or principal underwriter.

     F.   "Control"  shall  have the same  meaning  as that set forth in Section
          2(a)(9)  of the  Investment  Company  Act of  1940,  as  amended  (the
          "Investment  Company Act").  Section 2(a)(9)  generally  provides that
          "control" means the power to exercise a controlling influence over the management  or policies of a company,  unless such power is solely the result of an official position with such company.

     G.   "Covered  Security" means a security as defined in Section  202(a)(18)
          of the  Investment  Advisers Act of 1940, as amended (the  "Investment
          Advisers Act") or Section 2(a)(36) of the Investment  Company Act, and
          open-end  ETF  shares  and UIT ETF  shares,  except  that it does  not include:  (1)  direct  obligations  of the  Government  of the  United
          States;  (2)  banker's  acceptances,  bank  certificates  of  deposit, commercial  paper and high quality  short-term debt  instruments  (any instrument  having a maturity  at  issuance  of less than 366 days and that is in one of the two highest  rating  categories  of a nationally recognized  statistical  rating  organization),  including  repurchase agreements;  (3) shares issued by money market funds  registered under the Investment  Company Act; (4) shares issued by open-end  investment companies  registered  under the  Investment  Company  Act other  than
          Reportable Funds; and (5) shares issued by unit investment trusts that are invested  exclusively in one or more open-end investment companies registered  under  the  Investment  Company  Act,  none of  which  are
          Reportable Funds.

     H.   "Exchange-traded  fund (ETF)" means an investment  company  registered under the  Investment  Company  Act as a unit  investment  trust ("UIT
          ETF") or as an open-end  investment  company  ("open-end ETF") that is comprised of a basket of securities to replicate a securities index or
          subset  of  securities   underlying  an  index.  ETFs  are  traded  on
          securities exchanges and in the over-the-counter  markets intra-day at negotiated prices.

     I.   "Federal  Securities  Laws"  means  the  Securities  Act of 1933,  the
          Securities   Exchange  Act,  the   Sarbanes-Oxley  Act  of  2002,  the
          Investment  Company Act, the  Investment  Advisers Act, Title V of the
          Gramm-Leach-Bliley  Act,  any  rules  adopted  by the  Securities  and
          Exchange  Commission (the  "Commission")  under any of these statutes, the  Bank  Secrecy  Act as it  applies  to  investment  companies  and
          investment   advisers,   and  any  rules  adopted  thereunder  by  the
          Commission or the Department of the Treasury.

     J.   "Initial Public  Offering" means an offering of securities  registered under the  Securities  Act of 1933,  the issuer of which,  immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act.

     K.   "Investment  Company"  means a company  registered  as such  under the
          Investment  Company Act, or any series thereof,  for which the Adviser is the investment adviser, sub-adviser or principal underwriter.

     L.   "Investment  Personnel"  of the Adviser  means (i) any employee of the
          Adviser (or of any company in a control  relationship  to the Adviser)
          who, in connection with his or her regular functions or duties,  makes or  participates in making  recommendations  regarding the purchase or sale of securities by an Investment Company or (ii) any natural person who  controls  the  Adviser  and who  obtains  information  concerning recommendations  made to an Investment  Company regarding the purchase or sale of securities by an Investment Company.

     M.   A  "Limited   Offering"   means  an  offering   that  is  exempt  from
          registration under the Securities Act of 1933 pursuant to Section 4(2)
          or Section  4(6) or pursuant  to Rule 504,  Rule 505 or Rule 506 under the Securities Act of 1933.

     N.   "Purchase or sale of Covered Security"  includes,  among other things, the writing of an option to purchase or sell a Covered Security or any security that is exchangeable  for or convertible into another Covered
          Security.

     O.   "Reportable  Fund" means any investment  company  registered under the
          Investment  Company Act for which the Adviser  serves as an investment adviser as defined in Section  2(a)(20) of the Investment  Company Act or any investment  company registered under the Investment Company Act
          whose  investment  adviser  or  principal   underwriter  controls  the
          Adviser,  is controlled by the Adviser or is under common control with the Adviser.

     P.   "Review Officer" means the officer of the Adviser designated from time to time by the Adviser to receive and review  reports of purchases and sales by Access Persons.  The term "Alternative  Review Officer" means the officer of the Adviser designated from time to time by the Adviser to receive  and review  reports of  purchases  and sales by the Review
          Officer,  and who shall act in all  respects in the manner  prescribed herein for the  Review  Officer.  It is  recognized  that a  different
          Review Officer and  Alternative  Review Officer may be designated with respect to each Adviser.

     Q.   "Supervised  Person"  means any partner,  officer,  director (or other person occupying a similar status or performing similar functions), or employee  of GSAM,  GSAMI,  HFS or GSIS or other  person who  provides investment advice on behalf of GSAM, GSAMI, HFS or GSIS and is subject to the supervision and control of GSAM, GSAMI, HFS or GSIS.

     R.   A  security  is  "being  considered  for  purchase  or  sale"  when  a recommendation  to  purchase  or sell a  security  has  been  made and
          communicated   and,   with   respect   to  the   person   making   the
          recommendation,  when such person  seriously  considers  making such a recommendation.  With  respect  to an  analyst  of  the  Adviser,  the foregoing  period shall  commence on the day that he or she decides to recommend  the  purchase or sale of the security to the Adviser for an
          Investment Company.

     S.   A security  is "held or to be  acquired"  if within the most recent 15 days it (1) is or has been held by the Investment  Company,  or (2) is being  or has been  considered  by the  Adviser  for  purchase  by the
          Investment  Company,  and (3)  includes any option to purchase or sell and any  security  convertible  into or  exchangeable  for a  security described in (1) or (2).

II.  LEGAL REQUIREMENTS

     Section 17(j) of the Investment  Company Act provides,  among other things, that it is unlawful  for any  affiliated  person of the Adviser to engage in any act,  practice or course of business in  connection  with the  purchase or sale, directly or indirectly,  by such affiliated person of any security held or to be acquired by an Investment Company in contravention of such rules and regulations as the Commission may adopt to define and prescribe means  reasonably  necessary to prevent  such acts,  practices  or courses  of  business  as are  fraudulent, deceptive or manipulative. Pursuant to Section 17(j), the Commission has adopted
Rule 17j-1 which  provides,  among  other  things,  that it is unlawful  for any affiliated  person of the  Adviser  in  connection  with the  purchase  or sale, directly  or  indirectly,  by such  person of a Covered  Security  held or to be acquired by an Investment Company:

          (1)  To  employ  any  device,  scheme  or  artifice  to  defraud  such
               Investment Company;

          (2)  To  make  any  untrue  statement  of  a  material  fact  to  such
               Investment  Company or omit to state a material fact necessary in order to make the statements made to such Investment  Company, in light  of the  circumstances  under  which  they  are  made,  not misleading;

          (3)  To  engage in any act,  practice,  or  course  of  business  that operates  or would  operate  as a fraud or  deceit  upon any such
               Investment Company; or

          (4)  To engage  in any  manipulative  practice  with  respect  to such
               Investment Company.

     Similarly,  Section 206 of the Investment  Advisers Act provides that it is unlawful for any investment adviser, directly or indirectly:

          (1)  To employ any device, scheme or artifice to defraud any client or prospective client;

          (2)  To  engage in any  transaction,  practice  or course of  business
               which   operates  as  a  fraud  or  deceit  upon  any  client  or
               prospective client; or

          (3)  To engage in any act,  practice  or course of  business  which is fraudulent, deceptive or manipulative.

In addition, Section 204A of the Investment Advisers Act requires the Adviser to establish  written  policies and procedures  reasonably  designed to prevent the misuse in violation of the Investment Advisers Act or Securities Exchange Act or
rules or  regulations  thereunder  of material,  non-public  information  by the
Adviser or any person associated with the Adviser. Pursuant to Section 204A, the
Commission  has adopted Rule 204A-1  which  requires the Adviser to maintain and enforce a written code of ethics.

III. STATEMENT OF POLICY

     It is the policy of the Adviser that the Adviser and its Supervised Persons shall comply with  applicable  Federal  Securities  Laws and that no  Supervised
Person shall engage in any act, practice or course of conduct that would violate the  provisions of Rule 17j-1 under the  Investment  Company Act or Sections 204 and 206 of the Investment Advisers Act. No Supervised Person shall engage in, or permit  anyone  within his or her  control to engage  in, any act,  practice  or course of conduct which would operate as a fraud or deceit upon, or constitute a manipulative practice with respect to, an Investment Company or other investment advisory clients or an issuer of any security owned by an Investment  Company or other investment advisory clients. In addition,  the fundamental position of the
Adviser is, and has been,  that each Access  Person shall place at all times the interests  of each  Investment  Company  and  its  shareholders  and  all  other
investment   advisory   clients   first  in   conducting   personal   securities
transactions.  Accordingly, private securities transactions by Access Persons of the Adviser must be conducted in a manner consistent with this Code and so as to avoid any actual or  potential  conflict  of  interest or any abuse of an Access
Person's position of trust and  responsibility.  Further,  Access Persons should not take  inappropriate  advantage of their positions with, or relationship  to, any Investment Company, any other investment advisory client, the Adviser or any affiliated company.

     Without limiting in any manner the fiduciary duty owed by Access Persons to the Investment  Companies  under the provisions of this Code, it should be noted
that  purchases and sales may be made by Access  Persons in the  marketplace  of securities  owned by the  Investment  Companies;  provided,  however,  that such securities transactions comply with the spirit of, and the specific restrictions and limitations set forth in, this Code. Such personal  securities  transactions should also be made in amounts consistent with the normal investment practice of the person involved and with an investment,  rather than a trading, outlook. Not only does this policy  encourage  investment  freedom  and result in  investment experience,  but  it  also  fosters  a  continuing  personal  interest  in  such
investments  by  those  responsible  for  the  continuous   supervision  of  the
Investment  Companies'  portfolios.  It is also  evidence of  confidence  in the investments  made. In making personal  investment  decisions with respect to any security,  however,  extreme care must be exercised by Access  Persons to ensure that the prohibitions of this Code are not violated. Further, personal investing by an Access  Person should be conducted in such a manner so as to eliminate the possibility  that the Access Person's time and attention is being devoted to his or her personal  investments at the expense of time and attention that should be devoted to management of an Investment  Company's or other  investment  advisory client's  portfolio.  It  bears  emphasis  that  technical  compliance  with the procedures,  prohibitions  and  limitations of this Code will not  automatically insulate from scrutiny personal securities  transactions which show a pattern of abuse by an Access Person of his or her fiduciary duty to any Investment Company or other investment advisory clients.

     Every Supervised Person shall promptly report any violation of this Code of
Ethics to the Adviser's chief compliance officer and the Review Officer.

IV.  EXEMPTED TRANSACTIONS

     The  Statement of Policy set forth above shall be deemed not to be violated by and the  prohibitions  of Section V.A(1) and (2) of this Code shall not apply to:

     A.   Purchases or sales of securities effected for, or held in, any account over which the Access  Person has no direct or indirect  influence  or control;

     B.   Purchases or sales of  securities  which are not eligible for purchase or sale by an Investment Company or other investment advisory clients;

     C.   Purchases or sales of securities which are  non-volitional on the part of the  Access  Person,  an  Investment  Company  or other  investment advisory clients;

     D.   Purchases  or  sales of  securities  which  are  part of an  Automatic
          Investment  Plan  provided  that no  adjustment  is made by the Access
          Person to the rate at which  securities  are purchased or sold, as the case may be, under such a plan during any period in which the security is being  considered for purchase or sale by an Investment  Company or other investment advisory clients;

     E.   Purchases of securities effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired  from such issuer,  and sales of such rights so acquired;

     F.   Tenders of  securities  pursuant to tender  offers which are expressly conditioned on the tender offer's acquisition of all of the securities of the same class;

     G.   Purchases or sales of publicly-traded  shares of companies that have a market capitalization in excess of $5 billion;

     H.   Chief Investment Officer ("CIO") signature approved de minimis per day purchases  or sales  ($50,000  or less) of publicly  traded  shares of companies  that have a 10-day average daily trading volume of at least
          $1 million, subject to the following additional parameters:

          (1)  Access  Persons  must submit a current  (same day)  printout of a
               Yahoo Finance,  Bridge or Bloomberg (or similar  service)  screen with the minimum 10-day average daily trading volume  information indicated;

          (2)  No Access Person  (together  with related  accounts) may own more than1/2of 1% of the outstanding securities of an issuer;

          (3)  Multiple  trades of up to $50,000 on different days are permitted so long as each day the trade is approved; and

          (4)  A security  purchased pursuant to this exemption must be held for a minimum  of 360 days  prior to sale  unless it  appears  on the
               Adviser's  "$5 billion"  Self  Pre-Clearance  Securities  List or normal  pre-clearance  pursuant  to  Section  VII of this Code is obtained, in which case the security must be held for at least 30 days prior to sale.

     I.   Purchases  or sales of  securities  with  respect to which  neither an
          Access  Person,  nor any  member  of his or her  immediate  family  as defined in Rule  16a-1(c)  under the  Exchange  Act, has any direct or indirect  influence,  control or prior  knowledge,  which purchases or sales  are  effected  for,  or held in, a  "blind  account."  For this purpose,  a "blind  account"  is an account  over which an  investment adviser  exercises  full  investment  discretion  (subject  to account guidelines)  and does not  consult  with or seek the  approval  of the
          Access  Person,  or any member of his or her  immediate  family,  with respect to such purchases and sales; and

     J.   Other  purchases  or sales  which,  due to factors  determined  by the
          Adviser,   only  remotely  potentially  impact  the  interests  of  an
          Investment  Company or other  investment  advisory clients because the securities  transaction involves a small number of shares of an issuer with a large  market  capitalization  and high average  daily  trading volume  or  would  otherwise  be very  unlikely  to  affect  a  highly institutional market.

V.   PROHIBITED PURCHASES AND SALES

     A.   While the scope of actions  which may violate the  Statement of Policy set forth above cannot be exactly  defined,  such actions would always include at least the following prohibited activities:

          (1)  No Access Person shall purchase or sell,  directly or indirectly, any Covered Security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and  which  to his or her  actual  knowledge  at the time of such purchase or sale the Covered Security:

               (i)  is being  considered  for purchase or sale by an  Investment
                    Company or other investment advisory clients; or

               (ii) is being purchased or sold by an Investment Company or other investment advisory clients.

          (2)  No Access Person shall enter an order for the purchase or sale of
               a  Covered   Security  which  an  Investment   Company  or  other
               investment   advisory   clients  is   purchasing  or  selling  or
               considering  for  purchase or sale until the later of (i) the day after  the  Investment  Company's  or other  investment  advisory clients'  transaction  in that  Covered  Security is completed or
               (ii)  such time as the  Investment  Company  or other  investment advisory  clients  is no  longer  considering  the  security  for purchase or sale, unless the Review Officer determines that it is clear that, in view of the nature of the Covered Security and the market for such Covered Security,  the order of the Access Person will not  adversely  affect  the price  paid or  received  by the
               Investment  Company or other  investment  advisory  clients.  Any securities  transactions by an Access Person in violation of this
               Subsection 2 must be unwound,  if possible,  and the profits,  if any, will be subject to  disgorgement  based on the assessment of the appropriate remedy as determined by the Adviser.

               The  preceding  restrictions  of  this  Section  V.A(2)  are  not
               applicable   to  particular   Access   Persons  with  respect  to
               transactions  by Investment  Companies or other advisory  clients whose trading and holdings  information  is  unavailable  to such
               Access  Persons due to the  presence of an  information  barrier.
               Access  Persons in GSIS and the Private  Equity Group of GSAM for
               example,  are generally "walled off" from non-public  trading and holdings  information of the Goldman Sachs Mutual Funds and other advisory clients. As a result,  these Access Persons would not be subject to the  restrictions  of Section  V.A(2) with  respect to those particular client accounts.

          (3)  No Access Person shall,  in the absence of prior  approval by the
               Review Officer, sell any Covered Security that was purchased,  or purchase a Covered  Security  that was sold,  within the prior 30 calendar days (measured on a last-in first-out basis).

     B.   In addition to the foregoing,  the following  provisions will apply to
          Access Persons of the Adviser:

          (1)  No Access Person shall reveal to any other person  (except in the normal  course of his or her  duties  on behalf of an  Investment
               Company or other  investment  advisory  clients) any  information regarding  securities  transactions  by an Investment  Company or
               other   investment   advisory  clients  or  consideration  by  an
               Investment  Company or other  investment  advisory clients or the
               Adviser of any such securities transaction.

          (2)  Access  Persons  must,  as  a  regulatory  requirement  and  as a requirement of this Code,  obtain prior approval  before directly or indirectly acquiring beneficial ownership in any securities in an Initial Public Offering or in a Limited Offering. In addition,
               Access  Persons must comply with any additional  restrictions  or prohibitions  that may be  adopted  by the  Adviser  from time to time.

     C.   In addition to the  foregoing,  the following  provision will apply to
          Investment Personnel of the Adviser:

          (1)  No Investment Personnel shall accept any gift or personal benefit valued in excess of such de  minimis  amount  established  by the
               Adviser  from  time  to time in its  discretion  (currently  this amount is $100  annually)  from any single  person or entity that does business with or on behalf of an Investment Company or other
               investment  advisory  clients.   Gifts  of  a  de  minimis  value
               (currently  these  gifts are  limited to gifts  whose  reasonable value is no more than $100  annually  from any  single  person or
               entity),   and   customary   business   lunches,    dinners   and
               entertainment  at which  both the  Investment  Personnel  and the giver are present,  and promotional items of de minimis value may
               be  accepted.   Any   solicitation  of  gifts  or  gratuities  is
               unprofessional and is strictly prohibited.

          (2)  No Investment  Personnel shall serve on the board of directors of any publicly traded company,  absent prior written  authorization and  determination  by the Review  Officer that the board service
               would  be  consistent   with  the  interests  of  the  Investment
               Companies and their  shareholders  or other  investment  advisory clients. Such interested Investment Personnel may not participate in the decision for any  Investment  Company or other  investment advisory clients to purchase and sell securities of such company.

VI.  BROKERAGE ACCOUNTS

     Access  Persons  are  required  to direct  their  brokers to supply for the
Review  Officer  on a timely  basis  duplicate  copies of  confirmations  of all securities  transactions  in which the Access Person has a beneficial  ownership interest and related periodic  statements,  whether or not one of the exemptions listed in  Section IV  applies.  If an Access  Person is unable to  arrange  for duplicate copies of confirmations and periodic account  statements to be sent to the Review Officer, he or she must immediately notify the Review Officer.

VII. PRECLEARANCE PROCEDURE

     With such  exceptions and conditions as the Adviser deems to be appropriate from time to time and  consistent  with the purposes of this Code (for  example, exceptions  based on an  issuer's  market  capitalization,  the amount of public trading  activity in a security,  the size of a particular  transaction or other factors),  prior to effecting  any  securities  transactions  in which an Access
Person has a  beneficial  ownership  interest,  the Access  Person must  receive approval by the Adviser. Any approval is valid only for such number of day(s) as may be  determined  from time to time by the  Adviser.  If an  Access  Person is unable to effect the securities  transaction  during such period, he or she must re-obtain approval prior to effecting the securities transaction.

     The  Adviser  will  decide   whether  to  approve  a  personal   securities
transaction for an Access Person after considering the specific restrictions and limitations  set forth in,  and the spirit  of,  this Code of Ethics,  including whether the  security at issue is being  considered  for purchase or sale for an
Investment Company or other investment advisory clients (taking into account the
Access Person's access to information regarding the transactions and holdings of such Investment Company or other investment advisory client). The Adviser is not
required  to  give  any   explanation  for  refusing  to  approve  a  securities
transaction.

VIII. REPORTING

     A.   Every  Access   Person   shall  report  to  the  Review   Officer  the
          information: (1) described in Section VIII-C of this Code with respect to  transactions  in any Covered  Security in which such Access Person has, or by reason of such  transaction  acquires  or disposes  of, any direct or indirect beneficial  ownership in the Covered Security,  and
          (2)  described in Sections  VIII-D or VIII-E of this Code with respect to securities holdings beneficially owned by the Access Person.

     B.   Notwithstanding Section VIII-A of this Code, an Access Person need not make a report  to the  extent  the  information  in the  report  would duplicate information recorded pursuant to Rule 204-2(a)(13) under the
          Investment  Advisers Act or if the report would duplicate  information contained in broker trade  confirmations or account statements so long as the Adviser  receives  confirmations or statements no later than 30 days after the end of the applicable  calendar quarter.  The quarterly transaction  reports required under Section  VIII-A(1) shall be deemed made with respect to (1) any account  where the Access Person has made provision for transmittal of all daily trading  information  regarding the account to be delivered to the  designated  Review Officer for his or her review or (2) any  account  maintained  with the  Adviser or an affiliate.  With respect to Investment Companies for which the Adviser does not act as investment adviser or sub-adviser, reports required to be furnished  by officers and trustees or managers of such  Investment
          Companies  who are Access  Persons of the  Adviser  must be made under
          Section  VIII-C of this Code and  furnished to the  designated  review officer of the relevant investment adviser.

     C.   Quarterly  Transaction  and  New  Account  Reports.  Unless  quarterly transaction  reports are deemed to have been made under Section VIII-B of this Code,  every  quarterly  transaction  report shall be made not later than 30 days after the end of the calendar  quarter in which the transaction  to which  the  report  relates  was  effected,  and shall contain the following information:

          (1)  The date of the  transaction,  the title,  and as applicable  the exchange  ticker or CUSIP number,  the interest rate and maturity date, class and the number of shares, and the principal amount of each Covered Security involved;

          (2)  The nature of the transaction (i.e., purchase,  sale or any other type of acquisition or disposition);

          (3)  The price of the Covered  Security at which the  transaction  was effected;

          (4)  The name of the broker,  dealer or bank with or through  whom the transaction was effected;

          (5)  The date that the report was submitted by the Access Person; and

          (6)  With respect to any account  established  by an Access  Person in which any securities  were held during the quarter for the direct or indirect benefit of the Access Person:

               (a)  The name of the broker,  dealer or bank with whom the Access
                    Person established the account;

               (b)  The date the account was established; and

               (c)  The date that the report was submitted by the Access Person.

     D.   Initial  Holdings  Reports.  No later than 10 days after  becoming  an
          Access Person,  each Access Person must submit a report containing the following  information (which information must be current as of a date no more than 45 days  prior to the date the  person  becomes an Access
          Person):

          (1)  The title and type of security,  and as  applicable  the exchange ticker  symbol or CUSIP  number,  number of shares and  principal amount of each  Covered  Security in which the Access  Person had any direct or indirect beneficial ownership;

          (2)  The name of any  broker,  dealer  or bank with  which the  Access
               Person  maintained an account in which any  securities  (not just
               Covered  Securities) were held for the direct or indirect benefit of the Access Person; and

          (3)  The date that the report is submitted by the Access Person.

     E.   Annual Holdings Reports.  Between January 1st and January 30th of each
          calendar  year,   every  Access  Person  shall  submit  the  following
          information  (which  information  must be current as of a date no more than 45 days before the report is submitted):

          (1)  The title and type of security,  and as  applicable  the exchange ticker  symbol or CUSIP  number,  number of shares and  principal amount of each  Covered  Security in which the Access  Person had any direct or indirect beneficial ownership;

          (2)  The name of any  broker,  dealer  or bank  with  whom the  Access
               Person  maintains  an account in which any  securities  (not just
               Covered  Securities) are held for the direct or indirect  benefit of the Access Person; and

          (3)  The date that the report is submitted by the Access Person.

     F.   These  reporting  requirements  shall apply  whether or not one of the exemptions  listed in Section IV applies  except  that:  (1) an Access
          Person  shall  not be  required  to  make a  report  with  respect  to securities  transactions effected for, and any Covered Securities held in, any account over which such Access Person does not have any direct or indirect  influence or control;  and (2) an Access  Person need not make a quarterly  transaction  report with respect to the transactions effected pursuant to an Automatic Investment Plan.

     G.   Any such report may contain a statement  that the report  shall not be construed as an admission by the person making such report that (1) he or she has or had any direct or indirect  beneficial  ownership in the
          Covered Security to which the report relates (a "Subject Security") or
          (2) he or she knew or should have known that the Subject  Security was being  purchased or sold,  or  considered  for purchase or sale, by an
          Investment  Company or other  investment  advisory clients on the same day.

IX.  APPROVAL OF CODE OF ETHICS AND AMENDMENTS TO THE CODE OF ETHICS

     The Board of Trustees of each Investment Company shall approve this Code of
Ethics.  Any material  amendments to this Code of Ethics must be approved by the
Board of Trustees of each Investment  Company no later than six months after the adoption of the material  change.  Before their  approval of this Code of Ethics and any material amendments hereto, the Adviser shall provide a certification to the Board of  Trustees  of each such  Investment  Company  that the  Adviser has adopted procedures reasonably necessary to prevent Access Persons from violating the Code of Ethics.

X.   ANNUAL CERTIFICATION OF COMPLIANCE

     Each Supervised  Person shall certify to the Review Officer annually on the form annexed hereto as Form A that he or she (A) has read and  understands  this
Code of Ethics and any  procedures  that are adopted by the Adviser  relating to this Code, and recognizes  that he or she is subject  thereto;  (B) has complied with the requirements of this Code of Ethics and such procedures;  and (C) if an
Access Person,  has disclosed or reported all personal  securities  transactions and  beneficial  holdings  in Covered  Securities  required to be  disclosed  or reported  pursuant  to the  requirements  of this Code of Ethics and any related procedures.

XI.  CONFIDENTIALITY

     All  reports of  securities  transactions,  holding  reports  and any other information  filed with the  Adviser  pursuant  to this Code shall be treated as confidential,  except  that  reports of  securities  transactions  and  holdings reports hereunder will be made available to the Investment  Companies and to the
Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation or to the extent the Adviser  considers  necessary or advisable in cooperating  with an  investigation or inquiry by the Commission or any other regulatory or self-regulatory organization.

XII. REVIEW OF REPORTS

     A.   The  Review  Officer  shall  be  responsible  for  the  review  of the quarterly  transaction  reports required under VIII-C, and the initial and annual holdings reports required under Sections VIII-D and VIII-E, respectively, of this Code of Ethics. In connection with the review of these reports,  the Review Officer or the  Alternative  Review Officer
          shall take  appropriate  measures to determine  whether each reporting person has complied with the provisions of this Code of Ethics and any related procedures adopted by the Adviser.  Any violations of the Code of Ethics shall be reported promptly to the Adviser's chief compliance officer  by the  Review  Officer,  or  Alternate  Review  Officer,  as
          applicable.

     B.   On an annual basis,  the Review Officer shall prepare for the Board of
          Trustees of each Investment  Company and the Board of Trustees of each
          Investment Company shall consider:

          (1)  A report which  describes  any issues  arising under this Code or any related  procedures  adopted by the Adviser including without limitation  information about material violations of the Code and
               sanctions  imposed  in  response  to  material   violations.   An
               Alternative  Review Officer shall prepare reports with respect to compliance by the Review Officer;

          (2)  A  report   identifying  any  recommended   changes  to  existing
               restrictions  or procedures  based upon the Adviser's  experience under this Code,  evolving industry practices and developments in applicable laws or regulations; and

          (3)  A report certifying to the Board of Trustees that the Adviser has adopted  procedures  that are  reasonably  necessary  to  prevent
               Access Persons from violating this Code of Ethics.

XIII. SANCTIONS

     Upon  discovering  a  violation  of this Code,  the Adviser may impose such sanction(s) as it deems appropriate,  including, among other things, a letter of censure,  suspension or  termination  of the  employment of the violator  and/or restitution  to the affected  Investment  Company or other  investment  advisory client of an amount equal to the advantage  that the offending  person gained by reason of such violation.  In addition, as part of any sanction, the Adviser may require the Access Person or other  individual  involved to reverse the trade(s)
at issue and forfeit  any profit or absorb any loss from the trade.  It is noted
that  violations of this Code may also result in criminal  prosecution  or civil action.  All material  violations  of this Code and any  sanctions  imposed with respect  thereto shall be reported  periodically to the Board of Trustees of the
Investment Company with respect to whose securities the violation occurred.

XIV. INTERPRETATION OF PROVISIONS

     The Adviser may from time to time adopt such  interpretations  of this Code as it deems appropriate.

XV.  IDENTIFICATION  OF ACCESS  PERSONS  AND  INVESTMENT  PERSONNEL;  ADDITIONAL
     DISTRIBUTION TO SUPERVISED PERSONS

     The Adviser  shall  identify  all persons who are  considered  to be Access
Persons  and  Investment  Personnel,  and shall  inform  such  persons  of their respective  duties and  provide  them with  copies of this Code and any  related procedures or amendments to this Code adopted by the Adviser.  In addition,  all
Supervised  Persons  shall  be  provided  with a  copy  of  this  Code  and  all amendments.  All Supervised Persons (including Access Persons) shall provide the
Review  Officer with a written  acknowledgment  of their receipt of the Code and any amendments.

XVI. EXCEPTIONS TO THE CODE

     Although  exceptions  to the Code  will  rarely,  if ever,  be  granted,  a designated  Officer of the Adviser,  after consultation with the Review Officer, may make exceptions on a case by case basis,  from any of the provisions of this
Code upon a  determination  that the  conduct  at issue  involves  a  negligible opportunity  for abuse or otherwise  merits an exception from the Code. All such exceptions  must be received in writing by the person  requesting  the exception before becoming effective.  The Review Officer shall report any exception to the
Board of Trustees of the Investment  Company with respect to which the exception applies at its next regularly scheduled Board meeting.

XVII. RECORDS

     The  Adviser  shall  maintain  records  in the manner and to the extent set forth below,  which records may be maintained  using  micrographic or electronic storage medium under the conditions described in Rule 204-2(g) of the Investment
Advisers Act and Rule  31a-2(f)(1)  and Rule 17j-1 under the Investment  Company
Act,  and  shall  be  available  for  examination  by   representatives  of  the
Commission.

     A.   A copy of this Code and any other code which is, or at any time within the past five  years has been,  in  effect  shall be  preserved  for a period of not less than five years in an easily accessible place;

     B.   A record of any  violation  of this Code and of any action  taken as a result of such  violation  shall be preserved in an easily  accessible place for a period of not less than five  years  following  the end of the fiscal year in which the violation occurs;

     C.   A copy of each initial  holdings  report,  annual  holdings report and quarterly transaction report made by an Access Person pursuant to this
          Code  (including  any  brokerage  confirmation  or account  statements provided in lieu of the reports)  shall be  preserved  for a period of not less than five years  from the end of the fiscal  year in which it is made, the first two years in an easily accessible place;

     D.   A record of the names of all  persons who are, or within the past five years have been, required to make initial holdings, annual holdings or
          quarterly   transaction   reports  pursuant  to  this  Code  shall  be
          maintained in an easily accessible place;

     E.   A  record  of all  written  acknowledgements  for each  person  who is currently,  or within the past five years was, required to acknowledge
          their  receipt  of  this  Code  and  any   amendments   thereto.   All
          acknowledgements  for a person must be kept for the period such person is a  Supervised  Person of the Adviser and until five years after the person ceases to be a Supervised Person of the Adviser.

     F.   A record of the names of all  persons,  currently  or within  the past five years who are or were responsible for reviewing initial holdings, annual holdings or quarterly  transaction  reports shall be maintained in an easily accessible place;

     G.   A record of any  decision  and the reason  supporting  the decision to approve the  acquisition by Access Person of Initial Public  Offerings and  Limited  Offerings  shall be  maintained  for at least five years after the end of the fiscal year in which the approval is granted; and

     H.   A copy of each report  required by Section XII-B of this Code shall be maintained for at least five years after the end of the fiscal year in which it was made, the first two years in an easily accessible place.

XVIII. SUPPLEMENTAL COMPLIANCE AND REVIEW PROCEDURES

     The Adviser may establish,  in its discretion,  supplemental compliance and review procedures (the  "Procedures") that are in addition to those set forth in this Code in order to provide  additional  assurance  that the  purposes of this
Code are fulfilled and/or assist the Adviser in the administration of this Code.
The  Procedures  may be  more,  but  shall  not be  less,  restrictive  than the provisions of this Code.  The  Procedures,  and any amendments  thereto,  do not require the approval of the Board of Trustees of an Investment  Company or other investment advisory clients.